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                                                                    Exhibit 23.4



             [Letterhead of Netherland, Sewell & Associates, Inc.]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     As petroleum engineers, we hereby consent to the inclusion of the information included or incorporated by reference in this Registration Statement on Form S-4 with respect to the oil and gas reserves of Vintage Petroleum, Inc. for the United States, Argentina and Ecuador, the future net revenues from such reserves, and the present value thereof, which information has been included or incorporated by reference in this Registration Statement on Form S-4 in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to all references to our firm included in this Registration Statement on Form S-4.

                              NETHERLAND, SEWELL & ASSOCIATES, INC.


                              By: /s/ Frederick D. Sewell
                                  --------------------------
                                  Frederic D. Sewell
                                  President


Dallas, Texas
June 25, 2001